UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  January 14, 2003

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.	Acquisition or Disposition of Assets

         Effective January 14, 2003 (the “Effective Time”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 10, 2002, as amended (the “Merger Agreement”), among Eos International, Inc., a Delaware corporation (the “Company”), Eos Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of the Company created solely for the purpose of effecting the merger described herein (“EAC”), and I.F.S. of New Jersey, Inc., a New Jersey corporation (“IFS”), EAC merged with and into IFS, with IFS surviving as a wholly-owned subsidiary of the Company (the “Merger”).

        As a result of the Merger, 15,988,000 shares of common stock of the Company (“Company Common Stock”) and 1,000 shares of Series E Junior Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) were issued in exchange for IFS capital stock, with calculations of the number of shares received by an IFS shareholder resulting in a fractional share equal to 0.5 or more of a share of Company Common Stock rounded up to the nearest whole share of Company Common Stock and such calculations which result in a fractional share less than 0.5 of a share of Company Common Stock rounded down to the nearest whole share of Company Common Stock.

        The Series E Preferred Stock has the rights and privileges set forth in the Certificate of Designations of the Series E Preferred Stock, which was filed with the Secretary of State of the State of Delaware on December 20, 2002. Each share of Series E Preferred Stock has a liquidation preference of $0.01, is entitled to no dividend preference, votes together with the Company Common Stock as a single class on all matters except where otherwise required by law, is entitled to 11,000 votes, and is automatically convertible into 11,000 shares of Company Common Stock upon the Company having a sufficient number of issued and outstanding shares of Company Common Stock to convert all shares of Series E Preferred Stock into shares of Company Common Stock, subject to adjustment for changes in the capitalization of the Company. The Series E Preferred Stock is subordinate to the Company’s Series D Preferred Stock.

        For purposes of determining the exchange ratio, the per share value of the Company Common Stock (including the Company Common Stock into which the Series E Preferred Stock is convertible) to be issued in the Merger was negotiated to be $0.50, which was the purchase price of the Company Common Stock in connection with the Company’s $7.5 million private equity offering that closed simultaneously with the consummation of the Merger. The aggregate value of IFS was negotiated to be $15.2 million, less estimated outstanding long-term debt at December 31, 2002 ($1,706,000). The Merger was approved by an independent committee of the Board of Directors of the Company.

        James M. Cascino, President, Chief Executive Officer, and Director of the Company, has served and continues to serve as President and Chief Executive Officer of IFS. Jack B. Hood, Chief Financial Officer and Treasurer of the Company, has served and continues to serve as Chief Financial Officer of IFS. Each of Anthony R. Calandra, Julius Koppelman, and William S. Walsh has served and continues to serve, on the board of directors of both the Company and IFS. Messrs. Cascino, Hood, and Walsh, together with members of McGuggan, L.L.C., a New Jersey limited liability company, (i) collectively beneficially owned approximately 35% of the voting stock of the Company prior to the Merger, (ii) beneficially own approximately 45% of the post-Merger Company Common Stock, assuming conversion of the Series E Preferred Stock into shares of Company Common Stock, and (iii) beneficially owned approximately 87% of the voting stock of IFS immediately prior to the Merger. Messrs. Calandra, Liati and Adubato, each of whom is a director of IFS, are principals and/or officers of McGuggan, L.L.C. and beneficially own an aggregate of 75% of McGuggan, L.L.C.

        Prior to the Effective Time, IFS Management LLC was the owner of record of 75% of the issued and outstanding common stock of IFS. IFS Management LLC is 86% beneficially owned by the following directors of IFS: Messrs. Koppelman, Walsh, Calandra, Liati and Adubato. Jack B. Hood and James M. Cascino, directors and members of management of IFS, owned an additional approximately 12% of IFS prior to the Merger.

        The foregoing is a summary and is qualified in its entirety by reference to the transaction agreements, including the Merger Agreement, and related documents previously filed by the Company with the SEC.

Item 5.	Other Events

    1.        On January 14, 2003, the Company, Weichert Enterprises LLC (“Weichert”), and DL Holdings I, LLC (“DL Holdings”), (i) amended and restated the Registration Rights Agreement by and among the Company, Weichert, and DL Holdings, dated as of December 14, 2001, as amended, (ii) canceled the Secured $3,500,000 Bridge Loan Promissory Note, dated as of December 14, 2001, as amended, issued by the Company to DL Holdings (the “DL Note”), (iii) amended and restated the Warrant to purchase Company Common Stock dated as of December 14, 2001, as amended, issued by the Company to DL Holdings (the “Old DL Warrant”), (iv) canceled the Secured $3,000,000 Bridge Loan Promissory Note, dated as of December 14, 2001, as amended, issued by the Company to Weichert (the “Weichert Note,” and along with the DL Note, the “Notes”), and (v) amended and restated the Warrant to purchase Company Common Stock dated as of December 14, 2001, as amended, issued by the Company to Weichert (the “Old Weichert Warrant,” and together with the Old DL Warrant, the “Old Warrants”). In connection with the foregoing agreements, Weichert and DL Holdings exchanged the Notes for an aggregate of $4,000,000 in cash and 1,000 shares of the Company’s Series D Preferred Stock and exchanged the Old Warrants for new amended and restated five year immediately exercisable warrants to purchase an aggregate of 3,000,000 shares of Company Common Stock at an exercise price of $0.25 per share.

        The foregoing is a summary and is qualified in its entirety by reference to the agreements filed by the Company with the SEC as exhibits hereto and other agreements and documents relating to the foregoing that have been previously filed by the Company with the SEC.

    2.        On January 14, 2003, the Company effected a $7.5 million private equity offering in which the Company issued to certain investors an aggregate of 15 million shares of Company Common Stock at a purchase price of $0.50 per share (the “Offering”), in connection with which the Company granted registration rights to the investors, as described in the form of Subscription Agreement filed herewith. The Company issued an additional 900,000 shares of Company Common Stock (the “Placement Agent Shares”) to Allen & Company LLC (the “Placement Agent”) in connection with its service to the Company as placement agent in the Offering and granted registration rights to the Placement Agent with respect to the Placement Agent Shares on the same terms as granted to the investors in the Offering.

        In connection with the Offering, the Company agreed to appoint to the board of directors of the Company one director designated by Draupnir, LLC, an investor in the Offering.

        The foregoing is a summary and is qualified in its entirety by reference to such agreements and documents relating to the foregoing that are filed herewith and that have been previously filed by the Company with the SEC.

         Securities of the Company issued in the foregoing transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

It is impracticable to provide the required financial statements concurrently with the filing of this report. The Company expects to file the required financial statements as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

It is impracticable to provide the required pro-forma financial information concurrently with the filing of this report. The Company expects to file the required pro-forma financial information as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

(c)	Exhibits.

Exhibit No.	Title

10.111	Agreement, dated as of January 14, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.112	Amended and Restated Registration Rights Agreement, dated as of January 14, 2003, among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.113	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003 issued to DL Holdings I, L.L.C.

10.114	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003, issued to Weichert Enterprise LLC

10.115	Letter Agreement, dated January 14, 2002, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.116	Form of Subscription Agreement between Eos International, Inc. and Investors

99.1	Press Release, dated January 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2003	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.111	Agreement, dated as of January 14, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.112	Amended and Restated Registration Rights Agreement, dated as of January 14, 2003, among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.113	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003 issued to DL Holdings I, L.L.C.

10.114	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003, issued to Weichert Enterprise LLC

10.115	Letter Agreement, dated January 14, 2002, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.116	Form of Subscription Agreement between Eos International, Inc. and Investors

99.1	Press Release, dated January 14, 2003